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                                                                    Exhibit 23.2

                                    [LETTERHEAD OF ARTHUR ANDERSEN APPEARS HERE]

INDEPENDENT AUDITOR'S CONSENT

We consent to the use in the prospectus constituting part of this Registration Statement (No. ______) of Havas Advertising on Form F-4, of our report dated June 9, 2000 and relating to the annual financial statements as of September 30, 1999 of Media Planning S.A., and Dependent Companies appearing in the Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Madrid, Spain, April 26, 2001




ANTHUR ANDERSEN y Cia., S. Com.


/s/ Jesus Rodriguez
---------------------------------
Jesus Rodriguez